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                                  EXHIBIT 10.6

                           CONSTRUCTION LOAN AGREEMENT

          This agreement ("Agreement") is made and entered into this 5/th/ day of February, 2004, by and among NORTH AMERICAN TECHNOLOGIES GROUP, INC. ("NATK"), a Delaware corporation, TIETEK TECHNOLOGIES, INC. ("TTT"), a Texas corporation, and TIETEK LLC ("TieTek"), a Delaware limited liability company, and TIE INVESTORS, LLC ("Tie Investors"), a Texas limited liability company. NATK, TTT and TieTek are hereinafter collectively, and jointly and severally, called "Borrower," and Tie Investors is hereinafter called "Lender."

                              W I T N E S S E T H:

          WHEREAS, Borrower has obtained from Lender a Commitment (as hereinafter defined) for a Loan; and

          WHEREAS, Borrower and Lender wish to enter into this Agreement in order to set forth the terms and conditions of the disbursement of the Loan to be made in accordance with the Commitment;

          NOW, THEREFORE, in consideration of the mutual promises hereinafter contained and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------

          1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings shown:

                (a) "Assets." Each and all of the following property, rights, or interests of Borrower as each such term is defined in the Uniform Commercial Code as adopted and currently in force in the state of Texas, including, but not limited to, any such property, rights or interests acquired by Borrower after the date hereof, but excluding the Excluded Assets (as hereinafter defined): (i) accounts; (ii) chattel paper (whether tangible or electronic); (iii) commercial tort claims; (iv) deposit accounts; (v) documents; (vi) equipment; (vii) financial assets; (viii) fixtures; (ix) general intangibles; (x) goods; (xi) instruments; (xii) insurance claims and proceeds; (xiii) inventory; (xiv) investment property;
     (xv) letter of credit rights; (xvi) payment intangibles; (xvii) promissory notes; and (xviii) intellectual property; and all proceeds of the foregoing. The term "Assets" also includes all patents (issued and applied for), copyrights, trademarks, trade names,

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     licenses, trade secrets and processes, and other intellectual property of
     Borrower, including, without limitation, U.S. Patent No. 5,886,078 dated March 23, 1999, U. S. Patent Published Application No. 20020123553 dated March 5, 2001, Trademark "TieTek", Registration No. 2467881, issued July 10, 2001, and all other such rights and properties described in NATK's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, including any additions and substitutions thereto.

                (b) "Assignment of Leases and Rents." That certain Assignment of Leases and Rents dated of even date herewith and executed by TieTek LLC as Assignor in favor of Tie Investors as Assignee.

                (c) "Bridge Loan." That certain loan in the original principal amount of Two Million One Hundred Thousand Dollars ($2,100,000) made by Tie Investors to NATK, TieTek Technologies and TieTek pursuant to that certain loan agreement between those parties dated August 15, 2003, as evidenced by the Bridge Loan Note.

                (d) "Bridge Loan Note." That certain promissory note dated August 15, 2003, in the original principal amount of Two Million One Hundred Thousand Dollars ($2,100,000) executed by NATK, TieTek Technologies, and TieTek in favor of Tie Investors.

                (e) "Business." The manufacture and production of composite railroad ties (and other such products manufactured by using the same or related technology) using licensed trade secrets, processes, and other intellectual property of Borrower, including, without limitation, the intellectual property listed on Schedule 1.1(e).

                (f) "Closing Costs." All costs of closing the Loan and all expenses of Lender with respect thereto, as more specifically described in
     Article IV, Section 4.1(n).

                (g) "Closing Date" shall mean the date upon which Borrower and Lender have executed and delivered this Agreement.

                (h)  "Commitment." A letter agreement dated December 19, 2003.

                (i) "Deed of Trust." A Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing of even date herewith, conveying the Premises to the Trustee named therein and granting a security interest in certain property and rights to secure payment of the Note.

                (j) "Default or Event of Default." Default or Event of Default shall mean any of the events specified in Article VI of this Agreement.

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                (k)  "Disbursal Schedule." The schedule of estimated
     disbursements of the proceeds of the Loan agreed upon in writing by Lender and Borrower or as modified from time to time upon written approval from Lender.

                (l) "Excluded Assets." The specific assets of NATK which are set forth on Schedule 1.1(l).

                (m) "Fifth Advance." The fifth installment of the Loan funded by the Lender in the amount of One Million Dollars ($1,000,000).

                (n) "Financing Statement." One or more Financing Statements executed by Borrower in favor of Lender, perfecting the security interest in the Assets created by the Security Agreement and the Patent Security Agreement.

                (o) "First Advance." The first installment of the Loan funded by the Lender[DLI] in the amount of Two Million One Hundred Eighty-nine Thousand Three Hundred Seventy-Five Dollars ($2,189,375).

                (p) "Fourth Advance." The fourth installment of the Loan funded by the Lender in the amount of Four Hundred Thousand Dollars ($400,000).

                (q) "Governmental Authority." The United States, the state, the county, and the city, or any other political subdivision in which the Premises is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the Borrower, the Business, or the Premises.

                (r) "Governmental Requirements." All laws, ordinances, statutes, codes, rules, regulations, orders and decrees of any Governmental Authority applicable to the Borrower, the Business, or the Premises.

                (s) "Improvements." An industrial complex comprised of six (6) buildings of approximately 189,449 square feet and appurtenant improvements located on the Land.

                (t) "Land." The real property described in Exhibit A attached hereto and made a part hereof.

                (u) "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on contract, constitutional, common, or statutory law, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, liens and other statutory, constitution, or common law rights of landlords, leases and other title

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     exceptions and encumbrances affecting Property. For the purposes of this
     Agreement, any Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                (v) "Loan." A loan advanced in multiple disbursements as set forth herein in the aggregate maximum principal amount of Fourteen Million Dollars ($14,000,000) from Lender to Borrower, secured by a first lien on the Assets and a Deed of Trust Mortgage and Security Agreement on the Premises.

                (w) "Loan Documents." This Agreement, the Note, the Deed of Trust, the Security Agreement, the Patent Security Agreement, the Intercreditor Agreement, the Voting Agreement, the Non-Compete Agreement, the NATK Royalty Agreement, the TieTek Royalty Agreement, the Membership Interest Pledge Agreements, the Solvency Certificates, and any other documents to be executed by Borrower or any of their respective shareholders pertaining to the Loan.

                (x) "NATK." North American Technologies Group, Inc., a Delaware corporation.

                (y) "Note." A promissory note of even date herewith in substantially the form of Exhibit B attached hereto payable to the order of Lender and in the principal amount of the Loan.

                (z) "Patent Security Agreement." An agreement substantially in the form of Exhibit C attached hereto granting to Lender a first lien on all of Borrower's intellectual property, including, but not limited to, all trademarks, copyrights, licenses, and patents (issued and applied for).

                (aa) "Person" shall mean any individual, partnership, firm, corporation (including, but not limited to, Borrower), association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

                (bb) "Premises." The Land and the Improvements.

                (cc) "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, the Assets and the Premises.

                (dd) "SEC Reports." The NATK 10QSB filed in November 2003 with the Securities and Exchange Commission.

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                (ee) "Second Advance." The second installment of the Loan funded by the Lender in the amount of Four Million Two Hundred Fifty Thousand
     Seven Hundred Eighty-seven Dollars ($4,250,787).

                (ff) "Security Agreement." An agreement substantially in the form of Exhibit D attached hereto granting to Lender a first lien on all of the Assets.

                (gg) "Seventh Advance." The seventh installment of the Loan funded by the Lender in the amount as determined in accordance with Section 5.1(g).

                (hh) "Sixth Advance." The sixth installment of the Loan funded by Lender in the amount of One Million Dollars ($1,000,000).

                (ii) "Solvent" shall mean with respect to any Person on a particular date, the condition that, on such date, (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person; (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured; (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

                (jj) "Third Advance." The third installment of the Loan funded by the Lender in the amount of Two Hundred Fifty Thousand Dollars ($250,000).

                (kk) "Tie Investors." Tie Investors, LLC, a Texas limited liability company.

                (ll) "TieTek." TieTek LLC, a Delaware limited liability company.

                (mm) "TTT." TieTek Technologies, Inc., a Texas corporation.

                (nn) "Title Company." Republic Title of Texas Inc. located at 6348 Gaston Avenue, Dallas, Texas 75214.

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                                   ARTICLE II.

                                    THE LOAN.
                                    ---------

          2.1. The Loan. Subject to and upon the terms, conditions and limitations contained in this Agreement and relying on the representations and warranties contained in this Agreement and the other Loan Documents, Lender agrees to lend, and Borrower agrees to borrow and take down, the Loan, to be evidenced by the Note. All proceeds of the Loan shall be advanced against the Note as provided in Article V hereof and shall be used by Borrower for the specific purposes provided in Article V. The principal amount actually owing on the Note from time to time shall be the aggregate of all advances theretofore made by the Lender against the Note less all payments theretofore made on the principal of the Note. The Loan shall bear interest as set forth in the Note. Principal and interest shall be due and payable as set forth in the Note. Amounts borrowed and repaid hereunder shall not be reborrowed.

          2.2. Security for the Loan. The Loan, as evidenced by the Note, shall be secured by (i) the Deed of Trust; (ii) the Security Agreement; (iii) the Patent Security Agreement; and (iv) the Membership Interest Pledge Agreements.

          2.3. Schedule of Disbursements. Disbursement of the proceeds of the Loan is to be made by Lender to Borrower in accordance with the Disbursal Schedule.

          2.4. Final Disbursement. Lender shall have no obligation to make any disbursement of the Loan after expiration of the Interim Loan Period as that term is defined in the Note.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          3.1. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender that:

                (a) Status and Authority of North American Technologies Group, Inc. NATK is a Delaware corporation duly organized and existing under the laws of the state of Delaware and has the power, authority and legal right to carry on the business now being conducted by it and to enter into, and to engage in the transactions contemplated by, the Loan Documents. The execution and delivery of the Loan Documents and the performance and observance of the provisions thereof have been authorized in accordance with the certificate of incorporation and bylaws of NATK and will have been duly authorized by all necessary actions of the board of directors and shareholders of NATK as contemplated in the Voting Agreement.

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                (b)  Status and Authority of TieTek Technologies, Inc. TTT is a
          Texas corporation duly organized and existing under the laws of the state of Texas and has the power, authority and legal right to carry on the business now being conducted by it and to enter into, and to engage in the transactions contemplated by, the Loan Documents. The execution and delivery of the Loan Documents and the performance and observance of the provisions thereof have been authorized in accordance with the articles of incorporation and bylaws of TTT and have been duly authorized by all necessary actions of the board of directors and shareholders of TTT.

                (c) Status and Authority of TieTek LLC. TieTek is a limited liability company duly organized and existing under the laws of the state of Delaware and has the power, authority and legal right to own the Premises, to carry on the business now being conducted by it and to enter into, and to engage in the transactions contemplated by, the Loan Documents. The execution and delivery of the Loan Documents and the performance and observance of the provisions thereof have been authorized in accordance with all applicable laws and in accordance with the Regulations of TieTek and have been duly authorized by all necessary actions of the governing board and members of TieTek.

                (d) Validity of Loan Documents. The Loan Documents are in all respects legal, valid and binding according to their terms, and the Deed of Trust grants to Lender a valid and enforceable first lien upon and security interest in the Premises and fixtures of Borrower located on or to be located thereon, and the Security Agreement and the Patent Security Agreement, collectively, grant to Lender a valid and enforceable first lien upon, and security interest in, the Assets.

                (e) Ownership of Assets. The Assets constitute all the assets necessary for or used in the operation of the Business. Borrower has good, indefeasible title to the Assets, free and clear of all liens and encumbrances, except those listed on Schedule 3.1(g).

                (f) Subsidiaries. TTT and TieTek are the only subsidiaries of NATK which own or have rights to assets necessary for or used in the operation of the Business by Borrower.

                (g)  Priority of Lien on Personalty. Except as set forth on
          Schedule 3.1(g) attached hereto, no security interest (except in favor of Lender) exists with respect to any Assets of Borrower.

                (h) Conflicting Transactions of Borrower. The consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan or credit agreement, corporate charter, bylaws, or other instrument to which Borrower is a party or by which it or the Property may be bound or affected.

                (i) Pending Litigation. Other than set forth in the SEC Reports, there are no material actions, suits or proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower, the Property, or involving the validity or enforceability of any of the Loan Documents or the priority of the Liens thereof, at law or in equity, or before or by any Governmental Authority; and to Borrower's knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

                (j) No Prior Work. Except as set forth on Schedule 3.1(j), no work or construction has been commenced on the Land, and no materials have been delivered to the Land which could in either case result in the imposition of a mechanic's or materialmen's lien on the Premises.

                (k) Violations of Governmental Requirements. Borrower has no knowledge of any violations or notices of violations of any Governmental Requirements.

                (l) No Consents Necessary. No consent of any other person, entity, or party, and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of the transactions contemplated by this Agreement or the Loan Documents.

                (m) Condition of Premises. The Premises is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

                (n) Financial Statements. The financial statements and the information regarding Borrower heretofore delivered to Lender are true and correct in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period covered thereby, and fairly present the financial condition of Borrower as of the date thereof. No material adverse change has occurred in the financial condition of Borrower reflected therein since the date thereof.

                (o) Commissions. Any brokerage commissions, finder's fees or similar payments due third parties (hereinafter "Commissions") in connection with the transaction contemplated hereby have been paid in full and any such Commissions coming due in the future will be promptly paid by Borrower, except as set forth in a Finder's Fee Agreement by and among Borrower, Lender, and Sponsor Investments, LLC of even date with this Agreement. Borrower agrees to and shall indemnify Lender from any liability, claims or losses arising by reason of any such Commissions. This provision shall survive the repayment of the Loan

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          made in connection herewith and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

                (p) No Homestead. The Land and Improvements thereon do not and will not constitute the residential or business homestead of Borrower.

                (q) Solvency. Borrower is, and after giving effect to each disbursement of the Loan will be, Solvent.

                (r) Taxes; Governmental Charges. Borrower has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective Properties or income which are due and payable, including interest and penalties, except (i) to the extent the same are being contested in good faith by appropriate actions or proceedings and for which adequate reserves for the payment thereof as required by generally accepted accounting principles have been provided, or (ii) to the extent the failure to file such returns or pay such taxes could not reasonably be expected to have a material adverse effect.

                (s) Capital Structure. Schedule 3.1(s) hereto accurately reflects, as of the date hereof, the authorized, issued and outstanding equity of TTT and TieTek, including the names of (and number and class of units or other equity securities held by) the record and beneficial owners of such securities. Except as set forth in Schedule 3.1(s) hereto, as of the date hereof, there are no outstanding shareholders or members agreements, voting agreements or other agreements of any nature which in any way restrict or effect the transfer, pledge or voting of any of the equity securities of TTT or TieTek or subject any of such securities to any put, call, redemption obligation or similar right or obligation of any nature.

                (t) No Legal Bar or Resultant Lien. The execution, delivery and performance of the Loan Documents do not and will not violate or create a default under any provisions of the articles or certificate of incorporation, certificate of limited partnership, articles or certificate of organization, bylaws, partnership agreement, regulations or other organizational documents of NATK, TTT or TieTek or any contract, agreement, instrument or governmental requirement to which any of them is subject, or (except as contemplated in the Loan Documents) result in the creation or imposition of any Lien upon any Properties of any of them.

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                                   ARTICLE IV.

                              COVENANTS OF BORROWER
                              ---------------------

          4.1. Covenants of Borrower. Borrower hereby covenants and agrees with Lender as follows:

                (a) Loan Documents. Borrower shall permit no default under the terms of the Loan Documents beyond the expiration of any applicable grace, notice, or cure period.

                (b) Title Insurance. Borrower shall furnish to Lender, at Borrower's expense, a mortgagee title insurance policy (herein called the "Mortgagee Title Policy") showing Lender as the insured thereunder, in the amount of Four Million Two Hundred Thousand Dollars ($4,200,000) and in form and substance and written by the Title Company on behalf of an underwriter satisfactory to Lender insuring a valid first lien upon the Premises by virtue of the Deed of Trust and containing no exceptions except those specifically approved in writing by Lender. If the underwriter issuing the Mortgagee Title Policy becomes insolvent or is placed in receivership or for any other reason such Mortgagee Title Policy becomes unforceable, Borrower shall furnish Lender, at Borrower's expense, another mortgagee title insurance policy in the amount of, and in substitution for, the original Mortgagee Title Policy and meeting the above requirements.

                (c) Insurance. Borrower shall obtain and maintain such insurance or evidence of insurance as Lender may reasonably require, together with endorsements to the policies naming Lender as a loss payee or an additional insured, as applicable, and containing provisions that such policies will not be canceled without thirty (30) days' prior written notice having been given by the insurance company to Lender (unless a shorter time is prescribed by applicable insurance regulations), including, but not limited to, the following:

                     (i) Hazard Insurance. Fire and extended coverage insurance, and such other hazard insurance insuring the Premises as Lender may reasonably require, such insurance to be obtained immediately and to be kept in full force and effect at all times thereafter until the payment in full of the Loan evidenced by the Note.

                     (ii) Commercial General Liability and Workmen's Compensation Insurance. A certificate from an insurance company indicating the Borrower is covered to Lender's reasonable satisfaction by public liability and workmen's compensation insurance.

                     (iii) Other Insurance. Such other insurance as may be
                           required by the Deed of Trust.

                (d) Collection of Insurance Proceeds. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to it in connection with the transactions contemplated hereby and the collection of any indebtedness or obligation of Borrower to Lender incurred hereunder (including the payment by Borrower of the expense of an independent appraisal on behalf of Lender in case of a fire or other casualty affecting the Premises).

                (e) Vouchers. Borrower shall deliver to Lender, upon written demand, true copies of any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or otherwise subject to the lien of the Deed of Trust.

                (f) Liens. Borrower will not install nor otherwise incorporate in the Improvements any materials, equipment or fixtures under any conditional sales agreements or security agreement whereby the right is reserved or accrued to anyone to remove or repossess any such items. Borrower will not cause or permit any lien or claim for lien for any labor and/or material to be filed or to become valid or effective against the Premises; provided, however, that the existence of any unperfected and unrecorded mechanic's lien shall not constitute a violation of this subsection if payment is not yet due for the work giving rise to the lien. Notwithstanding the foregoing, Borrower may, in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted mechanic's or materialmen's lien, and pending such contest Borrower shall not be deemed in default hereunder if Borrower provides Lender with security reasonably satisfactory to Lender and if Borrower promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment; provided, however, that in any event, each such contest shall be concluded and the lien, interest and costs shall be paid, bonded around or otherwise removed upon completion of construction.

                (g) Estoppel Certificate. Borrower shall deliver to Lender, promptly after a written request therefor by Lender, but no more often than twice per calendar year, an estoppel certificate, duly acknowledged, stating the amount advanced to Borrower under this Agreement and the amounts due on the Note and whether any offsets or defenses exist under or against the Note.

                (h) Cooperation Regarding Financial Condition. Borrower shall cooperate with Lender and its representatives to the end that Lender shall be fully apprised regarding Borrower's continuing financial condition and, upon written request of Lender or any of its representatives, will furnish Lender or such representatives such documents, instruments, financial statements or other information as are required to be furnished pursuant to the terms of the Deed of Trust. Borrower shall maintain such documents, instruments and financial statements which relate to its financial condition.

                (i) Indemnity of Lender. Borrower shall indemnify and hold harmless Lender (for purposes of this subsection, the term "Lender" shall include the directors, officers, employees and agents of Lender and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney's fees) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Premises through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Premises or with this Agreement or any other Loan Document. WITHOUT LIMITATION, IT IS THE INTENTION OF BORROWER AND BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY'S FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The foregoing indemnities shall survive the termination of this Agreement, the foreclosure of the Security Agreement or the Patent Security Agreement or the Membership Interest Pledge Agreements or conveyance in lieu of foreclosure and the repayment of the Loan and the discharge and release of the Loan Documents. Any amount to be paid hereunder shall be subject to and governed by the provisions of Section 7.2 hereof.

                (j) Protection of Intellectual Property. Borrower shall take all steps required to preserve and protect all of its patents, patent applications, licenses, trademarks, trade names, and all other intellectual or other similar property, including, but not limited to, timely paying all royalties, license fees, filing fees or registration fees, and diligently defending all threats of infringement thereon and challenges to the validity thereof.

                (k) Insurance Coverage. Borrower will furnish to Lender, upon request, a summary of the insurance coverages of Borrower in form and substance reasonably satisfactory to Lender; upon renewal of any such insurance policy, a copy of an insurance certificate summarizing the terms of such policy; and upon request of Lender, copies of the applicable policies.

                (l) Other Information. Borrower will furnish to Lender, with reasonable promptness, such other information about the business and affairs and financial condition of Borrower as Lender may reasonably request from time to time, including, without limitation, monthly accounts receivable aging and reconciliation, accounts payable aging and reconciliation, sales reports and inventory designations.

                (m) Expenses and Approval of Documents. Borrower shall pay all costs of closing the Loan and all expenses of Lender with respect thereto (the "Closing Costs"), including, but not limited to, reasonable legal fees (including reasonable legal fees incurred by Lender subsequent to the closing of the Loan but incurred in connection with the disbursement, administration, collection or transfer of the Loan), title insurance premiums and other charges of the Title Company issuing the Mortgagee Title Policy, all environmental consulting fees and all other fees and expenses related to the environmental due diligence performed by Lender with respect to the Premises (including reasonable attorneys' fees), appraisal fees, consulting architect fees, consulting inspection fees, advances, recording expenses, surveys, intangible taxes, expenses of foreclosure (including reasonable attorneys' fees) and similar items, and shall allow all closing papers, Loan Documents and other legal matters to be subject to the approval of Lender's attorneys.

                (n)  Additional Documents. Borrower shall:

                     (i) Regarding Preservation of Security. Sign and deliver to Lender such documents, instruments, assignments and other writings, and do such other acts as are reasonably necessary to preserve and protect the collateral at any time securing or intended to secure the Note, as Lender may reasonably require; and

                     (ii) Regarding this Agreement. Promptly do and execute, at its expense, all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, including this Agreement, or to further evidence and more fully describe the collateral, or to more fully state the security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recording, to file any notices, or obtain any consents, all as Lender shall reasonably require from time to time (provided that Borrower shall not be required to increase its obligations in connection with the Loan).

                                   ARTICLE V.

                                  LOAN FUNDING
                                  ------------

          5.1. Loan Funding. The Loan shall be funded in seven (7) or more installments (each referred to as an "Advance") as follows:

                (a) The First Advance in the amount of Two Million One Hundred Eighty-nine Thousand Three Hundred Seventy-five Dollars ($2,189,375) shall be used solely for the purpose of repaying the principal and all accrued interest on the Bridge Loan and shall be disbursed to Lender on the Closing Date.

                (b) The Second Advance in the amount of Four Million Two Hundred Fifty Thousand Seven Hundred Eighty-seven Dollars ($4,250,787) shall be used solely for the purpose of reimbursing NATK for costs incurred in connection with the Business and shall be disbursed to NATK by wire transfer on the Closing Date.

                (c) The Third Advance in the amount of Two Hundred Fifty Thousand Dollars ($250,000) shall be used solely for the purpose of paying Lender's Closing Costs, other than Lender's Closing Costs attributable to environmental due diligence performed by or at Lender's request in connection with the Loan (the "Environmental Closing Costs") and shall be disbursed to Lender on the Closing Date.

                (d) The Fourth Advance in the amount of Four Hundred Thousand Dollars ($400,000) shall be used solely for the purpose of allowing Borrower to recoup its equity in the Premises and shall be disbursed to Borrower by wire transfer on the Closing Date.

                (e) The Fifth Advance in the amount of One Million Dollars ($1,000,000) shall be used solely for working capital for new plant operations at the Premises and shall be disbursed to Borrower by wire transfer on the Closing Date.

                (f) The Sixth Advance in the amount of One Million Dollars ($1,000,000) shall be used solely for payments on the new equipment, engineering and construction as specified on Schedule 5.1(e) attached hereto (the "New Equipment") and shall be disbursed to Borrower.

                (g) The Seventh Advance shall be an amount equal to the Environmental Closing Costs incurred by Lender and shall be disbursed to Lender on the 30/th/ day after the Closing Date.

                (h) All subsequent advances which, in the aggregate, shall not exceed the remaining principal balance of the Loan which has not previously been disbursed, shall be used by Borrower for its operating expenses, interest payments, capital requirements to complete the purchase of all equipment, and such other purposes related to the Business as may reasonably be requested by Borrower and approved by Lender and shall be disbursed to Borrower by wire transfer within three (3) days after approval thereof by Lender.

          5.2. Conditions Precedent to Loan Funding. Except as otherwise provided herein, the following shall be conditions precedent to Lender's obligations to make the First Advance under the Loan and any other Advance under the Loan:

                (a) Representations and Warranties. On the date of each Advance (each such date hereinafter called a "Loan Funding Date"), all of Borrower's representations and warranties contained herein or in any other Loan Document or in the Commitment shall be true and correct in all material respects.

                (b) Covenants and Agreements. On each Loan Funding Date, Borrower shall have performed each covenant and agreement to be performed by it on or before the Loan Funding Date pursuant to this Agreement, any other Loan Document or the Commitment, within the time specified.

                (c) Execution of Deed of Trust, Assignment of Leases and Rents,Security Agreement, and Patent Security Agreement. Borrower shall have executed and delivered to Lender, the Deed of Trust, the Assignment of Leases and Rents, the Security Agreement, and the Patent Security Agreement.

                (d) Execution of Intercreditor Agreement. Avalanche Resources, Ltd. shall have executed and delivered to Lender an intercreditor agreement (the "Intercreditor Agreement") substantially in the form of Exhibit E attached hereto acknowledging that any and all liens and security interests held by Avalanche Resources, LTD in the Assets are subordinate to the liens, rights, remedies and powers granted to Lender pursuant to this Agreement and the Loan Documents.

                (e) Execution and Recording of Loan Documents. Borrower shall have delivered to Lender evidence, in form satisfactory to Lender, that the Loan Documents have each been duly executed and constitute valid, binding documents, enforceable in accordance with their respective terms and have been, or are being, filed or recorded, as appropriate, in all proper offices.

                (f) Mortgagee Title Policy. Borrower shall have furnished Lender with the Mortgagee Title Policy.

                (g) Insurance. Borrower shall have obtained the insurance and delivered the policies and certificates to Lender as required by Subsection 4.1(c) above.

                (h) Regulations of TieTek LLC. TieTek Technologies and Sponsor Investments, LLC shall have executed and delivered to Lender the Regulations of TieTek LLC in the form attached hereto as Exhibit F, along with evidence satisfactory to Lender of the due authority thereof.

                (i) Voting Agreement. Avalanche Resources LTD, Henry W. Sullivan, and Mark Neuhaus shall have executed and delivered to Lender the Voting Agreement in the form attached hereto as Exhibit G, along with evidence satisfactory to Lender of the due authority thereof.

                (j) Legal Opinion. Lender shall have received a legal opinion in the form attached hereto as Exhibit H from Boyer & Ketchand, legal counsel to Borrower regarding the consummation, validity and enforceability of the Loan Documents and the Regulations of TieTek LLC.

                (k) Non-Compete Agreement. NATK, TTI, Lender, and TieTek shall have executed and delivered to Lender a non-compete agreement in the form attached hereto as Exhibit I.

                (l) TieTek Royalty Agreement. Borrower shall have delivered to Lender a royalty agreement in the form attached hereto as Exhibit J (the "TieTek Royalty Agreement"), duly executed by all parties thereto.

                (m) NATK Royalty Agreement. Borrower shall have delivered to Lender a royalty agreement in the form attached hereto as Exhibit K (the "NATK Royalty Agreement"), duly executed by all parties thereto.

                (n) Membership Interest Pledge Agreements. TTT shall have delivered to Lender the Membership Interest Agreements in favor of Lender and Sponsor Investments, LLC in the forms attached hereto as Exhibit L (the "Membership Interest Pledge Agreements"), duly executed by all parties thereto.

                (o) Solvency Certificates. Borrower shall have executed and delivered to Lender solvency certificates in the form attached hereto as Exhibit M (the "Solvency Certificates"), duly executed by all parties thereto.

                (p) Other Documents. Borrower shall have executed and delivered to Lender such other documents and certificates as Lender or Lender's counsel may reasonably request.

                                   ARTICLE VI

                                    DEFAULTS
                                    --------

          6.1. Event of Default. An "Event of Default" shall be deemed to have occurred hereunder if:

                (a) Payments. (i) Borrower shall fail to pay when due any principal of the Loan or the Note, or any fee or any other amount payable hereunder or under the any other Loan Document; or (ii) Borrower shall fail to pay when due any interest on the Loan or the Note and such failure to pay shall continue unremedied for a period of five (5) days;

                (b) Default Under Loan Documents. Any default or event of default occurs under any of the Loan Documents (taking into account all applicable grace periods); or

                (c) Breach of Covenant. Borrower, NATK or TieTek Technologies breaches or fails timely and properly to observe, keep or perform any covenant, agreement, warranty or condition herein, or in any other Loan Document required to be observed, kept or performed by such entity, other than those referred to in any other subsection hereof, if such failure continues for twenty (20) days after receipt of written notice and demand for the performance of such covenant, agreement, warranty or condition; or

                (d) Breach of Representation. Any representation contained herein or in any other Loan Documents is false or misleading in any material respect; or

                (e) Filing of Liens Against the Assets. Any lien other than those listed on Schedule 3.1(g) shall be filed against the Assets and shall not be removed within twenty (20) days after such filing; or

                (f) Filing of Lien Against the Premises. Any lien, mortgage, deed of trust, or other encumbrance shall be filed against the Premises or against any other real property now owned or hereafter acquired by Borrower.

                (g) Litigation. Any suit shall be filed against Borrower, which if not dismissed within thirty (30) days and if adversely determined, could substantially impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; or

                (h) Levy Upon the Premises or the Assets. A levy be made under any process on, or a receiver be appointed for, the Premises, any of the Assets, or any other property of Borrower, and such levy or appointment shall not be removed or dismissed within thirty (30) days; or

                (i) Acceleration of Other Debts. Borrower does, or omits to do, any act, or any event occurs, as a result of which any material obligation of Borrower, not arising hereunder, is declared immediately due and payable by the holder thereof; or

                (j) Assignment for Benefit of Creditors or Other Actions. Any of the following occurs: (i) Borrower shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) Borrower shall petition or apply to any tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to Borrower under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, conservatorship, moratorium, dissolution, liquidation or other debtor relief laws of any jurisdiction, whether now or hereafter in effect; or (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against Borrower and Borrower consents thereto or the same is not dismissed or otherwise discharged within thirty (30) days, or an order, judgment or decree shall be entered appointing any such trustee, receiver or liquidator, or approving the petition in any such proceedings; or

                (k) Challenge to Validity of Loan Documents. Borrower, or any affiliate of Borrower, or any other party related to Borrower shall challenge the validity or enforceability of any of the Loan Documents.

                                   ARTICLE VII

                                    REMEDIES
                                    --------

          7.1 Remedies. Upon the occurrence of any one or more of the events of default set out in Article VI hereof, Lender shall at its option be entitled to proceed to exercise any of the following remedies:

                (a) Borrower agrees that the occurrence of such event of default shall constitute a default under each of the Loan Documents, thereby entitling Lender (i) to exercise any of the various remedies therein provided including the acceleration of the indebtedness evidenced by the Note and the foreclosure of the Deed of Trust, the Security Agreement, and the Patent Security Agreement; and (ii) cumulatively to exercise all other rights, options and privileges provided by law.

                (b) Lender may declare all indebtedness secured by the Deed of Trust, the Security Agreement, and the Patent Security Agreement immediately due and payable, and Lender shall be released from all obligations, including all funding obligations, to Borrower under this Agreement, provided, that upon the occurrence of any Event of Default described in Section 6.1(i), all obligations, including all funding obligations, of Lender to Borrower shall automatically and immediately expire, and all obligations shall automatically become immediately due and payable without notice or demand of any kind.

                (c) Lender shall have the right at any time and from time to time, without notice to Borrower (any such notice being expressly waived), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and any other indebtedness at any time owing by Lender to or for the credit or the account of Borrower, against any and all of the indebtedness of Borrower evidenced by the Note or this Agreement and/or secured by the Deed of Trust, the Security Agreement, and the Patent Security Agreement, irrespective of whether or not Lender shall have made any demand under this Agreement or the Note and although such indebtedness may be unmatured. Lender agrees to notify Borrower promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this subsection are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Lender may have under the Note or the other Loan Documents or otherwise.

          7.2. Failure to Perform. If Borrower fails to perform any act or to take any action or to pay any amount provided to be paid by it under the provisions of any of the covenants and agreements contained in this Agreement or in any other Loan Document, Lender may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Lender and any money so paid by Lender shall be an advance against the Note and shall bear interest from the date of making such payment until paid at the Default Rate (as defined in the Note) and shall be part of the indebtedness secured by the Deed of Trust, the Security Agreement, and the Patent Security Agreement, and Lender, upon making any such payment, shall be subrogated to all rights of the person, corporation or body politic receiving such payment.

          7.3 Notice to NATK. Notwithstanding anything herein to the contrary, Lender shall not foreclose upon the Assets or the Premises without giving forty-five (45) days' advance written notice thereof to NATK.

                                  ARTICLE VIII

                             POST-CLOSING COVENANTS
                             ----------------------

          8.1   Post-Closing Covenants of NATK and TTT.

                (a) Within ninety (90) days after the Closing Date, Borrower shall deliver the following documents to Lender (collectively, the "Post-Closing Documents"):

                    (i) The Transfer Documents as hereinafter defined. As used herein, "Transfer Documents" shall mean those assignments, bills of sale and assignments of patent properly executed by NATK and/or or TTT pursuant to which all of the Assets pledged to Lender pursuant hereto which were owned by NATK and/or TTT on the Closing Date were transferred to TieTek LLC which Transfer Documents shall contain such representations, warranties and indemnities with respect thereto and in favor of Lender as Lender, in its sole discretion, shall deem satisfactory;

                    (ii) Evidence of compliance with all applicable laws, statutes and regulations and the bylaws, charters, and governing documents of NATK and/or TTT, as the case may be, in the form of certified copies of director resolutions approving the Loan Agreement, all Loan Documents, all transactions contemplated in the Loan Agreement, the Transfer Documents, and all documents contemplated in the Transfer Documents, including the granting of the option to Sponsor Investments, LLC (the "Sponsor Option");

                    (iii) Evidence of shareholder approval (including
                          resolutions certified by the Secretary of NATK) of the Loan, the transfer of the Assets to TieTek, the granting of the Sponsor Option, and related transactions;

                    (iv) A balance sheet certified by the auditors of TieTek reflecting the assets and liabilities of TieTek upon completion of the transfers contemplated in the Transfer Documents;

                    (v) Legal opinion of Boyer & Ketchand opining as to the legality and enforceability of the Transfer Documents (in such form as Lender, in its sole discretion, shall deem satisfactory); and

                    (vi)  Any other documentation requested by Lender's counsel.

               (b) Failure to deliver any of the Post-Closing Documents to Lender within ninety (90) days after the Closing shall constitute an Event of Default under the Loan.

          8.2 Post-Closing Covenants of Lender. Provided that Lender receives from Borrower all of the Post-Closing Documents within ninety (90) days after the Closing Date, then as soon as practicable but not later than one hundred twenty (120) days after the Closing Date, Lender shall execute and deliver to NATK and TTT documents releasing NATK and TTT from their respective obligations under the Note, the Security Agreement, and the Patent Security Agreement (the "Release Documents").

                                   ARTICLE IX

                              GENERAL CONDITIONS
                              ------------------

          9.1. Rights of Third Parties. All conditions of Lender's obligations hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender and its successors and assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will make advances or refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so.

          9.2. Waivers. No waiver of or consent to any departure from any provision hereof shall be effective unless in writing and signed by Lender and shall be effective only in the specific instance for the purpose for which given and to the extent specified in such writing. No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions to Lender's obligation to make further advances nor, in the event Borrower fails to satisfy any such condition, shall any advance have the effect of precluding Lender from thereafter declaring such failure to be an event of default. No waiver of any default hereunder shall affect or constitute a waiver of any later default. No delay or omission of Lender to exercise any right or remedy upon the happening of any event of default shall impair any such right or remedy or be deemed to be a waiver of such event of default.

          9.3. Evidence of Satisfaction of Conditions. Any condition of this Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts implies as a condition the existence or nonexistence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its reasonable satisfaction and in its discretion such existence or nonexistence.

          9.4. Assignment by Borrower. Anything to the contrary herein notwithstanding, Borrower shall have no right to assign its rights hereunder or the proceeds of the Loan without the written consent of Lender and any such assignment or purported assignment shall, at Lender's option, relieve Lender from all further obligations hereunder and shall constitute a default under this Agreement.

          9.5. Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Agreement by or on behalf of the Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

          9.6. Exercise of Rights and Remedies. All rights and remedies of Lender hereunder or under the Note or under any other Loan Document shall be separate, distinct and cumulative and no single, partial or full exercise of any right or remedy shall exhaust the same or preclude Lender from thereafter exercising in full or in part the same right or remedy or from concurrently or thereafter exercising any other right or remedy which Lender may have hereunder, under the Note or any other Loan Document, or at law or in equity, and each and every such right and remedy may be exercised at any time or from time to time.

          9.7. Headings. The headings of the sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

          9.8. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE PARTIES' RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS' PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS.

          9.9. Supplement to Deed of Trust, Security Agreement, and Patent Security Agreement. The provisions of this Agreement are not intended to supersede the provisions of the Deed of Trust, the Security Agreement, or the Patent Security Agreement, but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and said documents, it is intended that, during the applicability of this Agreement, this Agreement shall be controlling.

          9.10. Usury. Lender and Borrower intend in the execution of the Note, this Agreement and all other instruments now or hereafter securing the Note or executed in connection therewith or under any other written or oral agreement by Borrower in favor of Lender to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in the Note, this Agreement or any other instrument securing the Note or executed in connection herewith, or in any other written or oral agreement by Borrower in favor of Lender, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; neither Borrower nor any endorsers or other parties now or hereafter becoming liable for payment of the Note or the other indebtedness secured by the Loan Documents shall ever be obligated or required to pay interest on the Note or on indebtedness arising under any instrument securing the Note or executed in connection therewith, or in any other written or oral agreement by Borrower in favor of Lender, at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this section shall control over all other provisions of the Note, this Agreement and any other instruments now or hereafter securing the Note or executed in connection herewith or any other oral or written agreements which may be in apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Note is accelerated. If the maturity of the Note shall be accelerated for any reason or if the principal of the Note is paid prior to the end of the term of the Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the applicable maximum lawful rate, Lender shall, at its option, either refund to Borrower the amount of such excess or credit the amount of such excess against the principal balance of the Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Note or the other indebtedness secured by the Loan Documents to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Lender, be either immediately returned to Borrower or credited against the principal balance of the Note then outstanding or the other indebtedness secured by the Loan Documents, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Agreement, Borrower acknowledges that it believes the Loan to be non-usurious and agrees that if, at any time, Borrower should have reason to believe, that the Loan is in fact usurious, it will give Lender notice of such condition and Borrower agrees that Lender shall have ninety (90) days after receipt of such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this section shall mean the laws of the state of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

          9.11. Invalid Provisions to Affect No Others. If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

          9.12. Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

          9.13. Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          9.14. Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, addressed as follows:

                To Lender:     5949 Sherry Lane, Suite 1900
                ---------      Dallas, TX 75225
                               Attention: John H. Washburn
                               Telephone: 214-210-5000
                               Fax: 214-210-5087

                    with copy to:     Sammons Corporation
                    ------------      5949 Sherry Lane, Suite 1900
                                      Dallas, TX 75225
                                      Attention: Legal Department
                                      Telephone: 214-210-5000
                                      Fax: 214-210-5087

                To Borrower:   14315 West Hardy Road
                -----------    Houston, TX 77060
                               Telephone: 218-847-0029
                               Fax: 281-847-1791

                    with copy to:     Boyer & Ketchand
                    ------------      Nine Greenway Plaza, Suite 3100
                                      Houston, TX 77046
                                      Attention: David A. Jones, Jr.
                                      Telephone: 713-871-2025
                                      Fax: 713-871-2024

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempteddelivery at the address and in the manner provided herein.

          9.15. Legal Proceedings. Lender shall have the right to commence, appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder or the payment of any funds, and in connection therewith pay necessary expenses, employ counsel and pay its reasonable fees. Any such expenditures shall be considered additional advances hereunder and shall bear interest at the rate payable under the Note for installments of principal and/or interest after maturity shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

          9.16. Assignment by Lender. Lender shall have the right to assign any portion of this Agreement and/or the Loan and to disseminate to such lender any information it has pertaining to the Loan, including without limitation, complete and current credit information on Borrower and any of its principals. In the event of such an assignment, Borrower will agree to such modifications to this Agreement as will facilitate such assignment, provided that such modifications will be at Lender's expense and will not add to the obligations of Borrower. It is understood that any assignment by Lender will not result in additional cash expense to Borrower. Neither the shareholders, nor the trustees of a real estate investment trust assignee shall be personally liable for the obligations of such trust and Borrower will agree to look solely to the trust property for the payment of any claim hereunder.

          9.17 Participations and Assignments by Lender. Lender shall have the right to assign or grant participating interests in any portion of this Agreement and/or the Loan and to disseminate to such lender any information it has pertaining to the Loan, including without limitation, complete and current credit information on Borrower and any of its principals. In the event of such sale of participation or assignment, Borrower will agree to such modifications to this Agreement as will facilitate such sale of participation or assignment, provided that such modifications will be at Lender's expense and will not add to the obligations of Borrower. It is understood that any sale of participation or assignment by Lender will not result in additional cash expense to Borrower. Neither the shareholders, nor the trustees of a real estate investment trust assignee shall be personally liable for the obligations of such trust and Borrower will agree to look solely to the trust property for the payment of any claim hereunder. Borrower acknowledges that Lender and any successor lender may enter into a separate agreement regarding the rights, duties and obligations of Lender and other matters pertaining thereto without Borrower's consent, provided, that no consent or agreement by Borrower shall be required to amend, modify, change, restate, waive, supplement, discharge, cancel or terminate any provision of this Agreement so long as no additional duties are required to be assumed by Borrower. Each successor lender shall have all of the rights and benefits with respect to the obligations, Note, collateral and/or Loan Documents held by it as fully as if the original holder thereof, and either Lender or any successor lender may be designated as the sole agent to manage the transactions and obligations contemplated therein.

          9.18. Lender Not a Joint Venturer. Notwithstanding anything to the contrary herein contained, Lender, by entering into this Agreement or by any action taken pursuant hereto, will not be deemed a partner or joint venturer with Borrower. Further, this Agreement shall not be deemed to create a fiduciary relationship between Lender and Borrower.

          9.19. Agent. Lender and its successors and assigns hereby (i) designate and appoint Tie Investors, and its successors and assigns, to act as agent for Lender and its successors and assigns under this Agreement and all other Loan Documents; (ii) irrevocably authorize Tie Investors to take all actions on its behalf under the provision of this Loan Agreement and all other Loan Documents; and (iii) to exercise all such powers and rights, and to perform all such duties and obligations hereunder and thereunder. Tie Investors, on behalf of Lender, shall hold all collateral, payments of principal and interest, fees, charges and collections received pursuant to this Agreement and all other Loan Documents. Borrower acknowledges that Lender and its successors and assigns transfer and assign to Tie Investors the right to act as Lender's agent to enforce all rights and perform all obligations of Lender contained herein and in all of the other Loan Documents. Borrower shall within ten (10) days after Lender's reasonable request, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, amendments, assignments, instructions or documents as Lender may request to evidence the appointment and designation of Tie Investors as agent for Lender and other financial institutions from time to time party hereto and to the other Loan Documents.

          9.20. Survival of Covenants. All covenants of either party contained herein shall continue and survive until the Loan has been fully paid and discharged.

          9.21. Time Is of the Essence. Time is of the essence of this Agreement.

          9.22. Waiver of Judicial Procedural Matters. BORROWER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY LENDER IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COMPULSORY COUNTERCLAIM) AND
(IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. Nothing herein contained shall prevent or prohibit Borrower from instituting or maintaining a separate action against Lender with respect to any asserted claim.

          9.23. Joint and Several Liability. Each Borrower acknowledges that it is jointly and severally liable for all of the obligations under the Loan Documents. Each Borrower expressly understands, agrees and acknowledges that (i) Borrowers are affiliated entities by common ownership; (ii) each Borrower desires to have the availability of one common credit facility instead of separate credit facilities; (iii) each Borrower has requested that Lender extend such a common credit facility on the terms herein provided; (iv) Lender will be lending against, and relying on a lien upon, all of each Borrower's assets even though the proceeds of any particular loan made hereunder may not be advanced directly to a particular Borrower; (v) each Borrower will nonetheless benefit by the making of all such loans by Lender and the availability of a single credit facility of a size greater than each could independently warrant; and (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and shall be binding upon each Borrower.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE FOLLOWS.]

          IN WITNESS WHEREOF, Borrower and Lender have hereunto caused these presents to be executed on the date first above written.

                                        BORROWER:

                                        NORTH AMERICAN TECHNOLOGIES
                                        GROUP, INC., a Delaware corporation


                                        By: /s/ Kevin C. Maddox
                                        Name:   Kevin C. Maddox
                                        Its: Chief Executive Officer

                                        TIETEK TECHNOLOGIES, INC., a Texas
                                        corporation


                                        By: /s/ Henry W. Sullivan
                                        Name:   Henry W. Sullivan
                                        Its: President

                                        TIETEK LLC, a Delaware limited liability company


                                        By: /s/ Henry W. Sullivan
                                        Name:   Henry W. Sullivan
                                        Its:  President

                                        LENDER:

                                        TIE INVESTORS, LLC, a Texas limited
                                        liability company


                                        By:  SAMMONS VPC, INC., a Delaware
                                             corporation, Manager


                                             By: /s/ John H. Washburn
                                              John H. Washburn, Vice President

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A    Land
Exhibit B    Note
Exhibit C    Patent Security Agreement
Exhibit D    Security Agreement
Exhibit E    Intercreditor Agreement
Exhibit F    Regulations of TieTek LLC
Exhibit G    Voting Agreement
Exhibit H    Legal Opinion
Exhibit I    Non-Compete Agreement
Exhibit J    TieTek Royalty Agreement
Exhibit K    NATK Royalty Agreement
Exhibit L    Membership Interest Pledge Agreements
Exhibit M    Solvency Certificates

Schedule 1.1(e)    Intellectual Property
Schedule 1.1(l)    Excluded Assets
Schedule 3.1(g)    Liens
Schedule 3.1(j)    No Prior Work
Schedule 3.1(s)    Capital Structure
Schedule 5.1(e)    New Equipment

                                 SCHEDULE 1.1(e)
                                       TO
                           CONSTRUCTION LOAN AGREEMENT

                              Intellectual Property
                              ---------------------

Issued U.S. Patents of Debtor:

Patent No.                         Issue Date                   Title

5,886,078                        March 23, 1999          Polymeric Compositions
                                                         and methods for making
                                                         construction materials
                                                         from them

Pending U.S. Patent Applications of Debtor:

Published Application No.        Application Date               Title
-------------------------
20020123553                       March 5, 2001          Railroad Tie and method
                                                         for making same

Registered Trademarks and Trade Names:

Registration No.                   Issue Date                    Mark
----------------
2467881                           July 10, 2001                 TieTek

                                 SCHEDULE 1.1(l)
                                       TO
                           CONSTRUCTION LOAN AGREEMENT

                                 Excluded Assets
                                 ---------------

Excluded Assets shall mean all of the following assets of NATK: (i) cash; (ii) securities (investment and stock of subsidiaries [other than TieTek]); (iii) patents and other proprietary rights not pertaining or related to the Business;
(iv) contracts unrelated to the Business; (v) except contracts or contract rights related to the Business permitted to be conducted by NATK as contemplated in Sections 6.05 and 6.06 of the Regulations of TieTek LLC; (vi) corporate books and records and furniture; (vii) claims unrelated to the operation of the Business; and (viii) any other assets of NATK unrelated to the Business.

                                 SCHEDULE 3.1(g)
                                       TO
                           CONSTRUCTION LOAN AGREEMENT

                                      Liens
                                      -----

Creditor                    Second Collateral       Financing Statement No.
-----------------------     -----------------       -----------------------
Toyota Motor Company        4 forklifts                     498810
                                                            498809
                                                            583055
                                                            583056

Fidelity Leasing, Inc.      Air Compressor                  01-23898

Avalanche Resources, LTD has subordinated its lien(s) evidenced by Financing Statement Nos. 30020419605 (with respect to assets of NATK) and 30611460 (with respect to assets of TieTek, Inc.) to the lien(s) ofLender pursuant to that certain Intercreditor Agreement among Lender, Borrower, and Avalanche Resources, LTD dated of even date herewith.

                                 SCHEDULE 3.1(j)
                                       TO
                           CONSTRUCTION LOAN AGREEMENT

                                  No Prior Work
                                  -------------

Project construction has begun, including cleanup, foundation preparation to receive heavy equipment, maintenance on the sprinkler system, upgrading the electrical work, isolating an area for raw materials storage, and shipping material to the site.

                                 SCHEDULE 3.1(s)
                                       TO
                           CONSTRUCTION LOAN AGREEMENT

                                Capital Structure
                                -----------------

TieTek LLC has 1,000 Class A Membership Interests owned by TieTek Technologies, Inc., and one Class B Membership Interest owned by Sponsor Investments, LLC, a Texas limited liability company. The Regulations of TieTek LLC contain provisions which restrict or affect the transfer, pledge, or voting of the membership interests and subject such interests to certain obligations and rights on transfer. TTT has one class of common stock consisting of 1,000 shares, all of which are owned by NATK.

                                 SCHEDULE 5.1(e)
                                       TO
                           CONSTRUCTION LOAN AGREEMENT

                                  New Equipment
                                  -------------

Raw Material-Silos/Bins/Controls                                     $ 1,201,000
Mixing-2 Banburys/2 Extruders                                          1,314,000
Molding-2 Systems                                                      2,130,000
Chiller                                                                   80,000
X-Ray/Quality                                                            250,000
Texturing                                                                280,000
Tie Logistics                                                            125,000
Shredder                                                                 150,000
Site (elec., found, air)                                                 960,000
Building                                                                 150,000
Engineering                                                              350,000
Installation                                                             850,000
Permitting                                                                50,000
Ventilation/Env.                                                         110,000
                                                                     -----------